Exhibit 99.1

press release
August 5, 2026

Radian Announces Second Quarter 2026 Financial Results

— Second quarter revenue grew 93% year over year; Specialty represented 53% of net premiums earned —

— Transformation strategy continues to gain momentum with first full quarter Inigo results —

— Divestitures near completion as company sharpens focus on insurance —

— CEO transition supports strategic continuity and execution —

— Primary mortgage insurance in force reached a record $284 billion —

— Default rate declined from prior quarter, with continued favorable credit trends —

— $200 million ordinary dividend paid from Radian Guaranty to holding company during second quarter —

— Repurchased $76 million of shares and paid $37 million of dividends to stockholders during second quarter —

— Second quarter diluted net income from continuing operations per share of $0.87 with adjusted net operating income per share of $1.14 —

WAYNE, PA. August 5, 2026 - Radian Group Inc. (NYSE: RDN) today reported net income from continuing operations of $118 million, or $0.87 per diluted share, for the quarter ended June 30, 2026. This compares with net income from continuing operations of $154 million, or $1.11 per diluted share for the quarter ended June 30, 2025.

Pretax income from continuing operations for the quarter ended June 30, 2026, was $151 million compared to $193 million for the quarter ended June 30, 2025. The results for the second quarter of 2026 include $39 million of purchase accounting adjustments, amortization of acquired intangible assets and acquisition-related expenses related to the company’s acquisition of Inigo.

Adjusted pretax operating income for the quarter ended June 30, 2026, was $196 million compared to $191 million for the quarter ended June 30, 2025. Adjusted diluted net operating income per share for the quarter ended June 30, 2026, was $1.14 compared to $1.11 for the quarter ended June 30, 2025.

Key Financial Highlights	Quarter ended
($ in millions, except per-share amounts)	June 30, 2026	March 31, 2026 (1)	June 30, 2025
Consolidated
Total revenues	$575	$466	$299
Net premiums earned	$504	$403	$234
Net investment income	$75	$70	$62
Net income	$116	$124	$142
Net income from continuing operations	$118	$129	$154
Diluted net income from continuing operations per share	$0.87	$0.93	$1.11
Pretax income from continuing operations	$151	$174	$193
Adjusted pretax operating income (2)	$196	$232	$191
Adjusted diluted net operating income per share (2)	$1.14	$1.27	$1.11
Return on equity from continuing operations	9.8%	10.8%	13.6%
Adjusted net operating return on equity (2)	12.9%	14.7%	13.5%
Segment information (3)
Combined Ratio - Mortgage (4)	35.8%	30.2%	30.4%
Combined Ratio - Specialty (4)	97.7%	85.3%	N/A
New insurance written - Mortgage	$16,331	$13,490	$14,330
Gross premiums written - Specialty	$504	$162	N/A

	As of
($ in millions, except per-share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Consolidated
Book value per share	$36.00	$35.67	$33.18
Accumulated other comprehensive income (loss) value per share	$(1.99)	$(1.94)	$(2.02)
Available holding company liquidity (5)	$412	$391	$784
Total investments	$6,986	$7,040	$5,680
Assets held for sale	$64	$280	$2,267
Liabilities held for sale	$30	$219	$2,071
Segment information
PMIERs Available Assets	$5,349	$5,445	$6,021
PMIERs excess Available Assets	$1,450	$1,596	$2,035
Primary mortgage insurance in force	$284,035	$281,718	$276,745
Percentage of primary loans in default	2.47%	2.51%	2.27%

N/A – Not applicable

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are on a continuing operations basis and are non-GAAP financial measures on a consolidated basis. For definitions and reconciliations of these measures to the comparable GAAP measures, see Exhibits F and G.
(3)
See Exhibit E for additional segment information.
(4)
Calculated as the sum of each segment’s reported provision for losses and operating expenses (which consist of amortization of policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned. See Exhibit E for additional details on the key ratios by segment.
(5)
Represents Radian Group’s available liquidity without considering available capacity under its unsecured revolving credit facility.

Book value per share at June 30, 2026, was $36.00 compared to $35.67 at March 31, 2026, and $33.18 at June 30, 2025. This represents 8.5% growth in book value per share at June 30, 2026, as compared to June 30, 2025, and includes accumulated other comprehensive income (loss) of $(1.99) per share as of June 30, 2026, and $(2.02) per share as of June 30, 2025. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“Radian delivered strong second quarter results as we benefit from our transformation into a global multi-line specialty insurer,” said Radian Chief Executive Officer Rick Thornberry. “Our Mortgage and Specialty Insurance businesses together generated 93% revenue growth and 116% increase in net earned premiums year over year, demonstrating the strength and diversification of our insurance platform. At the same time, our recently announced divestitures further simplify our portfolio and deepen our focus on insurance. With these actions, coupled with a seamless leadership transition, Radian is well-positioned to capitalize on future opportunities and deliver value for stockholders.”

SECOND QUARTER RESULTS OF OPERATIONS

Mortgage

The Mortgage segment reported adjusted pretax operating income of $208 million for the quarter. Key drivers of the Mortgage segment’s second quarter results include:

▪
Primary Insurance in Force of $284 billion, an increase of 3% year-over-year
▪
New Insurance Written of $16 billion, an increase of 14% year-over-year
▪
Annualized persistency for the quarter, of 82%
▪
Net premiums earned grew to $236 million, with a stable in-force portfolio premium yield of 38 basis points
▪
Provision for losses of $29 million, which includes favorable reserve development on prior period defaults of $20 million
▪
Operating expenses in the Mortgage segment and Corporate category increased compared to prior quarter primarily due to share-based compensation expense associated with annual equity awards granted during the quarter. Compared to the second quarter of 2025, Mortgage segment and Corporate category operating expenses declined 7% and 3%, respectively.
▪
Mortgage segment Combined Ratio of 36%, including an Expense Ratio of 23%
▪
See Exhibit E for additional segment information

Specialty

The Specialty segment reported adjusted pretax operating income of $29 million for the quarter. Key drivers of the Specialty segment’s second quarter results include:

▪
Total gross premiums written of $504 million
▪
Insurance gross premiums written of $229 million
▪
Reinsurance gross premiums written of $275 million
▪
Net premiums earned of $267 million
▪
Provision for losses of $169 million includes the impact of reserves established for expected and potential claims related to the Middle East conflict. The provision for loss this quarter also includes favorable reserve development on prior accident year loss reserves of $24 million
▪
Specialty segment Combined Ratio of 98%
▪
See Exhibit E for additional segment information and Exhibit J for supplemental information related to Inigo’s financial results for periods prior to the acquisition

CAPITAL AND LIQUIDITY UPDATE

Radian Group

▪
In January 2026, Radian Group drew $200 million on its unsecured revolving credit facility. The company repaid $125 million of this borrowing during the first half of 2026 and expects to repay this borrowing in full during 2026.

▪
During the second quarter of 2026, the company repurchased 2.2 million shares of Radian Group common stock at a total cost of $76 million. In addition, in July the company repurchased 1.3 million shares of Radian Group common stock at a total cost of $50 million.
▪
The company fully utilized the authority under its $900 million share repurchase authorization that was scheduled to expire on June 30, 2026. As a result, current repurchases are being made pursuant to the $750 million authorization approved by Radian Group’s board of directors in May 2025. Following the July share repurchases, purchase authority of up to $686 million remained available under this authorization, which is scheduled to expire in December 2027.
▪
Radian Group paid a dividend on its common stock in the amount of $0.255 per share, totaling $37 million, in the second quarter of 2026.
▪
Radian Group’s available liquidity was $412 million as of June 30, 2026. In addition, Radian Group maintained $425 million of undrawn capacity under its unsecured revolving credit facility as of June 30, 2026.

Radian Guaranty

▪
Radian Guaranty paid an ordinary dividend to Radian Group of $200 million in the second quarter of 2026, following an ordinary dividend of $140 million paid in the first quarter of 2026.
▪
Radian Guaranty expects to pay approximately $650 million in total ordinary dividends to Radian Group during 2026, subject to prior approval from the Pennsylvania Insurance Department.
▪
At June 30, 2026, Radian Guaranty’s Available Assets under PMIERs totaled $5.3 billion, resulting in PMIERs excess Available Assets of $1.5 billion.
▪
Consistent with our use of risk distribution strategies to effectively manage capital and proactively mitigate risk, in June 2026, Radian Guaranty agreed to terms on two quota share reinsurance arrangements, each with a panel of third-party reinsurance providers. Under these agreements, we expect to cede future NIW as follows: 15% of policies issued between July 1, 2027 and June 30, 2028 (increasing total coverage to 30%), and 20% of policies issued between July 1, 2028 and June 30, 2029, in each case subject to certain conditions.

STRATEGIC UPDATE

Discontinued Operations

▪
As an update to the divestiture plan announced in 2025, during the first quarter of 2026, Radian made the decision to wind down its Mortgage Conduit business following an evaluation of divestment opportunities. As of June 30, 2026, this wind down was substantially completed.
▪
In August, the company completed the sale of its Real Estate Services business to a real estate technology and services company, and has also entered into a definitive agreement to sell its Title business to the same company. The pending sale of its Title business is subject to satisfaction of customary closing conditions, including obtaining required regulatory approvals.
▪
During the second quarter of 2026, Radian Group received $19 million in distributions from its businesses held for sale. These distributions contributed to the reduction in the net carrying value of the assets and liabilities held for sale related to these businesses to $35 million as of June 30, 2026, including the impact of estimated costs related to the divestitures.

▪
Additional details regarding discontinued operations may be found in Exhibit D.

CONFERENCE CALL

Radian will discuss second quarter 2026 financial results in a conference call tomorrow, Thursday, August 6, 2026, at 10:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at www.radian.com/for-investors/investor-events or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at www.radian.com/for-investors/investor-events.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, each from continuing operations (non-GAAP measures on a consolidated basis) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. These measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on financial instruments and foreign exchange, (ii) amortization of other acquired intangible assets, (iii) other purchase accounting adjustments, net, and (iv) acquisition-related expenses and other non-operating items, such as impairment of internal-use software and other long-lived assets and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN) is a trusted, global multi-line specialty insurer that helps businesses navigate risk with confidence. Built on financial strength and disciplined risk management, Radian brings clarity to complex risk decisions through its proprietary view of risk and a global perspective. Visit www.radian.com to learn how our collaborative and customer-centric culture transforms risk into a world of opportunity.

Contact:

For Investors

Bob Lally - Phone: 215.231.1570

email: robert.lally@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A

	2026		2025
(In thousands, except per-share amounts)	Qtr 2	Qtr 1 (2)	Qtr 4	Qtr 3	Qtr 2
Revenues
Net premiums earned	$503,712	$402,528	$237,192	$237,103	$233,526
Net investment income	74,696	69,698	62,683	63,399	61,672
Net gains (losses) on financial instruments and foreign exchange	(5,789)	(8,879)	(1,159)	1,285	1,851
Other income	2,340	2,990	1,796	1,399	1,502
Total revenues	574,959	466,337	300,512	303,186	298,551
Expenses
Provision for losses	194,945	107,933	21,588	17,886	11,954
Amortization of deferred policy acquisition costs and value of business acquired (“VOBA”)	90,503	62,069	4,280	7,166	7,205
Other operating expenses	110,586	98,169	56,417	62,256	69,178
Interest expense	22,312	20,594	17,189	17,184	17,428
Amortization of other acquired intangible assets	5,896	3,909	—	—	—
Total expenses	424,242	292,674	99,474	104,492	105,765
Pretax income from continuing operations	150,717	173,663	201,038	198,694	192,786
Income tax provision	32,489	44,197	42,236	45,892	38,301
Net income from continuing operations	118,228	129,466	158,802	152,802	154,485
Income (loss) from discontinued operations, net of tax	(2,314)	(5,373)	(3,959)	(11,359)	(12,689)
Net income	$115,914	$124,093	$154,843	$141,443	$141,796

Diluted net income per share
Net income from continuing operations	$0.87	$0.93	$1.15	$1.11	$1.11
Income (loss) from discontinued operations, net of tax	(0.02)	(0.04)	(0.03)	(0.08)	(0.09)
Diluted net income per share	$0.85	$0.89	$1.12	$1.03	$1.02

(1)
See Exhibit D for additional details.
(2)
Includes Inigo results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2026		2025
(In thousands, except per-share amounts)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Net income from continuing operations	$118,228	$129,466	$158,802	$152,802	$154,485
Income (loss) from discontinued operations, net of tax	(2,314)	(5,373)	(3,959)	(11,359)	(12,689)
Net income—basic and diluted	$115,914	$124,093	$154,843	$141,443	$141,796

Average common shares outstanding—basic	135,355	137,004	137,032	137,003	137,376
Dilutive effect of share-based compensation arrangements (2)	928	1,481	1,218	923	984
Adjusted average common shares outstanding—diluted	136,283	138,485	138,250	137,926	138,360

Net income per share
Basic
Net income from continuing operations	$0.87	$0.94	$1.16	$1.12	$1.12
Income (loss) from discontinued operations, net of tax	(0.02)	(0.04)	(0.03)	(0.08)	(0.09)
Basic net income per share	$0.85	$0.90	$1.13	$1.04	$1.03

Diluted
Net income from continuing operations	$0.87	$0.93	$1.15	$1.11	$1.11
Income (loss) from discontinued operations, net of tax	(0.02)	(0.04)	(0.03)	(0.08)	(0.09)
Diluted net income per share	$0.85	$0.89	$1.12	$1.03	$1.02

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2026		2025
(In thousands)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Shares of common stock equivalents	315	—	—	—	2

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands, except per-share amounts)	2026	2026	2025	2025	2025
Assets
Investments	$6,986,457	$7,040,322	$5,987,318	$5,852,034	$5,680,489
Cash	119,047	55,445	24,829	15,258	19,013
Restricted cash	36,000	32,534	10	11	28
Accrued investment income	56,263	51,497	40,285	43,031	43,467
Premiums and other receivables	812,176	665,910	120,197	128,765	125,744
Reinsurance recoverable	381,405	356,521	48,806	44,837	41,653
Deferred policy acquisition costs and VOBA	180,884	188,673	19,018	16,711	17,248
Goodwill and other acquired intangible assets	414,842	420,738	—	—	—
Prepaid federal income taxes	1,058,060	1,056,329	1,056,329	1,012,629	997,805
Other assets	546,691	504,347	351,337	369,013	411,198
Assets held for sale	64,495	280,060	474,268	722,514	2,267,056
Total assets	$10,656,320	$10,652,376	$8,122,397	$8,204,803	$9,603,701
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$1,911,780	$1,822,619	$399,946	$387,650	$377,231
Unearned premiums	1,015,963	856,058	159,341	166,165	171,901
Short-term borrowings	535,108	494,730	33,320	50,679	88,963
Long-term borrowings	696,895	773,946	1,075,795	1,076,973	1,076,325
Net deferred tax liability	962,163	978,540	942,193	910,256	864,421
Other liabilities	696,238	697,989	366,470	410,232	461,335
Liabilities held for sale	29,694	219,233	363,818	550,399	2,070,844
Total liabilities	5,847,841	5,843,115	3,340,883	3,552,354	5,111,020
Common stock	156	156	157	157	157
Treasury stock	(1,009,701)	(991,427)	(989,745)	(989,352)	(988,764)
Additional paid-in capital	783,231	842,235	861,211	855,320	847,399
Retained earnings	5,300,213	5,220,411	5,132,050	5,012,742	4,906,830
Accumulated other comprehensive income (loss)	(265,420)	(262,114)	(222,159)	(226,418)	(272,941)
Total stockholders’ equity	4,808,479	4,809,261	4,781,514	4,652,449	4,492,681
Total liabilities and stockholders’ equity	$10,656,320	$10,652,376	$8,122,397	$8,204,803	$9,603,701
Shares outstanding	133,556	134,845	135,498	135,473	135,395
Book value per share	$36.00	$35.67	$35.29	$34.34	$33.18

Holding company debt-to-capital ratio (1)	19.2%	20.2%	18.3%	18.7%	19.2%

(1)
Calculated as the aggregate carrying value of our senior notes, which were issued and are owed by our holding company, and revolving credit facility, divided by the carrying value of our senior notes, revolving credit facility and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to other borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 4)

Net Premiums Earned

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Mortgage
Direct	$269,537	$268,902	$268,465	$266,093	$262,044
Ceded (2)	(33,188)	(30,725)	(31,273)	(28,990)	(28,518)
Net premiums earned	236,349	238,177	237,192	237,103	233,526
Specialty
Direct	146,061	108,987	N/A	N/A	N/A
Assumed	190,077	94,498	N/A	N/A	N/A
Ceded	(68,775)	(39,134)	N/A	N/A	N/A
Net premiums earned	267,363	164,351	N/A	N/A	N/A
Total
Direct	415,598	377,889	268,465	266,093	262,044
Assumed	190,077	94,498	N/A	N/A	N/A
Ceded	(101,963)	(69,859)	(31,273)	(28,990)	(28,518)
Total net premiums earned	$503,712	$402,528	$237,192	$237,103	$233,526

(1)
For Specialty, includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Includes profit commission under our Mortgage segment’s QSR Program.

Net Investment Income

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Fixed maturities	$67,992	$60,370	$51,655	$57,614	$57,354
Equity securities	1,116	1,160	1,798	2,446	2,634
Short-term investments	6,508	9,322	10,362	4,503	2,842
Other (2)	(920)	(1,154)	(1,132)	(1,164)	(1,158)
Net investment income	$74,696	$69,698	$62,683	$63,399	$61,672

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Primarily includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 4)

Provision for Losses

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Mortgage
Current period (2)	$49,387	$59,839	$57,047	$52,963	$47,912
Prior period (3)	(19,969)	(35,563)	(35,459)	(35,077)	(35,958)
Provision for losses - Mortgage	29,418	24,276	21,588	17,886	11,954

Specialty
Current period (4)	193,410	98,846	N/A	N/A	N/A
Prior period (5)	(24,171)	(12,578)	N/A	N/A	N/A
Provision for losses - Specialty	169,239	86,268	N/A	N/A	N/A

VOBA - reserves amortization (6)	(3,712)	(2,611)	N/A	N/A	N/A
Total provision for losses	$194,945	$107,933	$21,588	$17,886	$11,954

(1)
For Specialty, includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(3)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.
(4)
Related to provision for losses and loss adjustment expenses for insured events occurring during the current accident period, including estimates for both reported claims and incurred but not reported claims.
(5)
Related to changes in estimates of losses and loss adjustment expenses related to prior accident years.
(6)
Represents positive amortization of the VOBA intangible asset attributable to reserves.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 4)

Amortization of deferred policy acquisition costs and VOBA

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Amortization of deferred policy acquisition costs
Mortgage	$6,881	$6,899	$4,280	$7,166	$7,205
Specialty	52,937	29,065	N/A	N/A	N/A
Purchase accounting adjustments	(37,128)	(30,001)	N/A	N/A	N/A
Amortization of deferred policy acquisition costs	22,690	5,963	4,280	7,166	7,205
Amortization of VOBA	67,813	56,106	N/A	N/A	N/A
Amortization of deferred policy acquisition costs and VOBA	$90,503	$62,069	$4,280	$7,166	$7,205

(1)
For Specialty, purchase accounting adjustments and amortization of VOBA, includes results from the date of acquisition, February 2, 2026.

Other Operating Expenses

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Salaries and other base employee expenses	$34,779	$32,972	$25,086	$24,259	$26,932
Variable and share-based incentive compensation	29,899	13,051	16,768	16,115	27,335
Other general operating expenses (2)	54,515	60,366	22,589	29,438	21,986
Ceding commissions	(8,607)	(8,220)	(8,026)	(7,556)	(7,075)
Total	$110,586	$98,169	$56,417	$62,256	$69,178

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Includes acquisition-related expenses of $7 million and $22 million in the second and first quarters of 2026, respectively, and $2 million and $9 million in the fourth and third quarters of 2025, respectively.

Interest Expense

	2026		2025
(In thousands)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Senior notes	$15,848	$15,839	$15,829	$15,819	$15,810
Letter of credit fees (1)	3,533	2,290	—	—	—
Revolving credit facility	2,176	1,996	389	258	741
FHLB advances	755	469	458	1,107	877
Loss on extinguishment of debt	—	—	513	—	—
Total interest expense	$22,312	$20,594	$17,189	$17,184	$17,428

(1)
Represents interest expense on Inigo’s letter of credit facility and the first quarter of 2026 includes Inigo’s results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 4 of 4)

Discontinued Operations

	2026		2025
(In thousands)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Revenues
Net premiums earned	$5,069	$5,037	$5,248	$4,624	$3,995
Services revenue	13,332	13,656	13,640	12,352	10,882
Net investment income	1,516	5,091	7,089	10,744	11,097
Net gains (losses) on financial instruments and foreign exchange	(129)	1,409	(576)	2,191	(6,703)
Income (loss) on consolidated VIEs	—	—	—	(2,129)	185
Other income	485	1,685	(176)	(332)	(3)
Total revenues	20,273	26,878	25,225	27,450	19,453
Expenses
Provision for losses	144	209	311	129	143
Cost of services	9,506	10,152	9,735	8,729	8,412
Other operating expenses	12,873	20,155	16,136	23,732	20,225
Interest expense	1,003	3,613	4,802	8,105	8,446
Total expenses	23,526	34,129	30,984	40,695	37,226
Pretax income (loss) from discontinued operations	(3,253)	(7,251)	(5,759)	(13,245)	(17,773)
Income tax provision (benefit)	(939)	(1,878)	(1,800)	(1,886)	(5,084)
Income (loss) from discontinued operations, net of tax	$(2,314)	$(5,373)	$(3,959)	$(11,359)	$(12,689)

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 4)

Effective with the first quarter of 2026, we have two reportable business segments that are managed separately, Mortgage and Specialty. In addition to these reportable segments, we report in a Corporate category activities that include: (i) income (losses) from assets held by Radian Group; (ii) interest expense from Radian Group’s borrowings, including the Intercompany Note with Radian Guaranty; and (iii) general corporate operating expenses not attributable or allocated to our reportable segments, related primarily to corporate oversight activities.

The results of our Mortgage Conduit, Title and Real Estate Services businesses are reflected in income (loss) from discontinued operations, net of tax, in our condensed consolidated statements of operations for all periods presented. See Exhibit D for details on our discontinued operations.

Summarized financial information concerning our reportable segments, Mortgage and Specialty, and our Corporate activities for the periods indicated is as follows. Our senior management, including our Chief Executive Officer, uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our segments. On a consolidated basis, adjusted pretax operating income is a non-GAAP financial measure. For a definition of adjusted pretax operating income, along with a reconciliation to its most comparable GAAP measure, see Exhibits F and G.

	Three Months Ended June 30, 2026
(In thousands)	Mortgage	Specialty	Corporate	Inter- segment (1)	Total
Net premiums written	$232,554	$382,180	$—	$—	$614,734
(Increase) decrease in unearned premiums	3,795	(114,817)	—	—	(111,022)
Net premiums earned	236,349	267,363	—	—	503,712
Net investment income (1)	55,614	24,902	3,930	(9,750)	74,696
Other income	1,258	1,082	—	—	2,340
Total	293,221	293,347	3,930	(9,750)	580,748
Provision for losses	29,418	169,239	—	—	198,657
Amortization of deferred policy acquisition costs	6,881	52,937	—	—	59,818
Other operating expenses	48,347	39,042	16,723	—	104,112
Interest expense (1)	754	3,533	27,775	(9,750)	22,312
Total	85,400	264,751	44,498	(9,750)	384,899
Adjusted pretax operating income (loss)	$207,821	$28,596	$(40,568)	$—	$195,849

(1)
Net investment income for the Mortgage segment and interest expense for the Corporate category each include $10 million related to interest on an intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition, which is eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 4)

	Three Months Ended June 30, 2025
(In thousands)	Mortgage	Specialty (1)	Corporate	Inter- segment	Total
Net premiums written	$231,596	N/A	$—	$—	$231,596
(Increase) decrease in unearned premiums	1,930	N/A	—	—	1,930
Net premiums earned	233,526	N/A	—	—	233,526
Net investment income	53,289	N/A	8,383	—	61,672
Other income	1,502	N/A	—	—	1,502
Total	288,317	N/A	8,383	—	296,700
Provision for losses	11,954	N/A	—	—	11,954
Amortization of deferred policy acquisition costs	7,205	N/A	—	—	7,205
Other operating expenses	51,881	N/A	17,297	—	69,178
Interest expense	877	N/A	16,551	—	17,428
Total	71,917	N/A	33,848	—	105,765
Adjusted pretax operating income (loss)	$216,400	N/A	$(25,465)	$—	$190,935

(1)
See Exhibit J for details.

Mortgage

	2026		2025
(In thousands)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Net premiums written	$232,554	$233,265	$234,431	$235,733	$231,596
(Increase) decrease in unearned premiums	3,795	4,912	2,761	1,370	1,930
Net premiums earned	236,349	238,177	237,192	237,103	233,526
Net investment income (1)	55,614	53,327	50,140	51,965	53,289
Other income	1,258	1,663	1,796	1,399	1,502
Total	293,221	293,167	289,128	290,467	288,317
Provision for losses	29,418	24,276	21,588	17,886	11,954
Amortization of deferred policy acquisition costs	6,881	6,899	4,280	7,166	7,205
Other operating expenses	48,347	40,723	40,808	39,159	51,881
Interest expense	754	470	458	1,107	877
Total	85,400	72,368	67,134	65,318	71,917
Adjusted pretax operating income	$207,821	$220,799	$221,994	$225,149	$216,400

(1)
Net investment income for each of the first and second quarters of 2026 includes $10 million related to interest receivable on the intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition. A corresponding amount is reported as interest expense for the Corporate category and eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 3 of 4)

Specialty

	2026		2025 (1)
(In thousands)	Qtr 2	Qtr 1 (2)	Qtr 4	Qtr 3	Qtr 2
Net premiums written	$382,180	$148,483	N/A	N/A	N/A
(Increase) decrease in unearned premiums	(114,817)	15,868	N/A	N/A	N/A
Net premiums earned	267,363	164,351	N/A	N/A	N/A
Net investment income	24,902	16,899	N/A	N/A	N/A
Other income	1,082	1,327	N/A	N/A	N/A
Total	293,347	182,577	N/A	N/A	N/A
Provision for losses	169,239	86,268	N/A	N/A	N/A
Amortization of deferred policy acquisition costs	52,937	29,065	N/A	N/A	N/A
Other operating expenses	39,042	24,885	N/A	N/A	N/A
Interest expense	3,533	2,290	N/A	N/A	N/A
Total	264,751	142,508	N/A	N/A	N/A
Adjusted pretax operating income	$28,596	$40,069	N/A	N/A	N/A

(1)
See Exhibit J for details.
(2)
Includes Inigo results from the date of acquisition, February 2, 2026.

Corporate

	2026		2025
(In thousands)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Net investment income	$3,930	$9,222	$12,760	$11,434	$8,383
Total	3,930	9,222	12,760	11,434	8,383
Other operating expenses	16,723	10,699	14,754	14,414	17,297
Interest expense (1)	27,775	27,584	16,435	16,077	16,551
Total	44,498	38,283	31,189	30,491	33,848
Adjusted pretax operating income (loss)	$(40,568)	$(29,061)	$(18,429)	$(19,057)	$(25,465)

(1)
Interest expense for each of the first and second quarters of 2026 includes $10 million related to interest payable on the intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition. A corresponding amount is reported as net investment income for the Mortgage segment and eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 4 of 4)

Selected Key Segment Ratios

	2026		2025
	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Mortgage
Loss Ratio (2)
Current period	20.9%	25.1%	24.0%	22.3%	20.5%
Prior period development	(8.5)%	(14.9)%	(14.9)%	(14.8)%	(15.4)%
Total Loss Ratio	12.4%	10.2%	9.1%	7.5%	5.1%
Expense Ratio (3)	23.4%	20.0%	19.0%	19.5%	25.3%
Combined Ratio (4)	35.8%	30.2%	28.1%	27.0%	30.4%

Specialty
Loss Ratio (2)
Current period	72.3%	60.2%	N/A	N/A	N/A
Prior period development	(9.0)%	(7.7)%	N/A	N/A	N/A
Total Loss Ratio	63.3%	52.5%	N/A	N/A	N/A
Expense Ratio (3)	34.4%	32.8%	N/A	N/A	N/A
Combined Ratio (4)	97.7%	85.3%	N/A	N/A	N/A

(1)
For Specialty, includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Calculated as each segment’s provision for losses expressed as a percentage of net premiums earned.
(3)
Calculated as each segment’s operating expenses (which consist of amortization of deferred policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.
(4)
Calculated as the sum of each segment’s Loss Ratio and Expense Ratio.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company on a continuing operations basis, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

The results of our Mortgage Conduit, Title and Real Estate Services businesses are included in income (loss) from discontinued operations, net of tax, for all periods presented herein. The calculation of adjusted pretax operating income, as detailed below, excludes income (loss) from discontinued operations, net of tax, for all periods presented herein. As a result, the calculations of adjusted diluted net operating income per share and adjusted net operating return on equity also exclude income (loss) from discontinued operations, net of tax, for all periods presented herein.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on financial instruments and foreign exchange, (ii) amortization of other acquired intangible assets, (iii) other purchase accounting adjustments, net, and (iv) acquisition-related expenses and other non-operating items, such as impairment of internal-use software and other long-lived assets and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss) from continuing operations. These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on financial instruments and foreign exchange. The recognition of realized gains or losses on financial instruments and foreign currency exchange gains or losses can vary significantly across periods as such amounts are influenced by discretionary actions, including the timing of individual securities transactions, as well as by market conditions, our tax and capital profile, foreign currency movements, and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities and from changes in foreign exchange rates affecting monetary assets and liabilities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses, foreign currency exchange impacts, and changes in fair value of financial instruments.

(2)
Amortization of other acquired intangible assets. Amortization of other acquired intangible assets represents the periodic expense required to amortize the cost of acquired intangible assets over their estimated useful lives. Acquired intangible assets are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. We do not view these charges as part of the operating performance of our primary activities.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

(3)
Other purchase accounting adjustments, net. Other purchase accounting adjustments include amortization related to VOBA and other impacts resulting from purchase accounting, such as the reversal of amortization related to Inigo’s historical deferred acquisition costs and capitalized software as of the acquisition date. These non-cash amounts arise from acquisition-related accounting requirements and do not necessarily reflect the underlying operating performance of the acquired business.

(4)
Acquisition-related expenses and other non-operating items. Acquisition-related expenses and other non-operating items include activities that we do not view to be indicative of our fundamental operating activities, such as: (i) acquisition-related income and expenses, (ii) impairment of internal-use software and other long-lived assets; and (iii) gains (losses) on extinguishment of debt.

See Exhibit G for the reconciliations of the most comparable GAAP measures, pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share and return on equity from continuing operations to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share or return on equity from continuing operations. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 2)

Reconciliation of Pretax Income from Continuing Operations to Adjusted Pretax Operating Income

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Pretax income from continuing operations	$150,717	$173,663	$201,038	$198,694	$192,786
Less reconciling income (expense) items
Net gains (losses) on financial instruments and foreign exchange	(5,789)	(8,879)	(1,159)	1,285	1,851
Amortization of other acquired intangible assets	(5,896)	(3,909)	—	—	—
Other purchase accounting adjustments, net (2)	(26,726)	(23,330)	—	—	—
Acquisition-related expenses and other non-operating items (3)	(6,721)	(22,026)	(1,368)	(8,683)	—
Total adjusted pretax operating income (4)	$195,849	$231,807	$203,565	$206,092	$190,935

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Primarily includes net VOBA asset and liability amortization of $64 million and $53 million for the three months ended June 30, 2026 and March 31, 2026, respectively, partially offset by reversals of policy acquisition costs of $37 million and $30 million, respectively. The policy acquisition costs are reflected in the Specialty segment results but eliminated under purchase accounting on a consolidated basis.
(3)
Acquisition-related expenses and other non-operating items for the first and second quarters of 2026 relate primarily to expenses associated with the Inigo acquisition, including retention bonus expense, investment banking fees, transfer taxes, legal costs, audit costs and other transaction expenses, which are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A.
(4)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segments and Corporate activities as follows:

	2026		2025
(In thousands)	Qtr 2	Qtr 1 (a)	Qtr 4	Qtr 3	Qtr 2
Adjusted pretax operating income (loss)
Mortgage segment	$207,821	$220,799	$221,994	$225,149	$216,400
Specialty segment	28,596	40,069	N/A	N/A	N/A
Corporate activities	(40,568)	(29,061)	(18,429)	(19,057)	(25,465)
Total adjusted pretax operating income	$195,849	$231,807	$203,565	$206,092	$190,935

(a) For Specialty, includes results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 2)

Reconciliation of Diluted Net Income from Continuing Operations Per Share to Adjusted Diluted Net Operating Income Per Share

	2026		2025
	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2
Diluted net income from continuing operations per share	$0.87	$0.93	$1.15	$1.11	$1.11
Less per-share impact of reconciling income (expense) items
Net gains (losses) on financial instruments and foreign exchange	(0.04)	(0.06)	(0.01)	0.01	0.01
Amortization of other acquired intangible assets	(0.04)	(0.03)	—	—	—
Other purchase accounting adjustments, net	(0.20)	(0.17)	—	—	—
Acquisition-related expenses and other non-operating items	(0.05)	(0.16)	(0.01)	(0.06)	—
Income tax (provision) benefit on reconciling income (expense) items (2)	0.06	0.08	0.01	0.01	(0.01)
Per-share impact of reconciling income (expense) items	(0.27)	(0.34)	(0.01)	(0.04)	—
Adjusted diluted net operating income per share	$1.14	$1.27	$1.16	$1.15	$1.11

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Calculated using the company’s statutory tax rates of 21% for U.S. based adjustments and 25% for U.K. based adjustments.

Reconciliation of Return on Equity from Continuing Operations to Adjusted Net Operating Return on Equity

	2026		2025
	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2

Return on equity from continuing operations (2)	9.8%	10.8%	13.5%	13.4%	13.6%
Less impact of reconciling income (expense) items (3)
Net gains (losses) on financial instruments and foreign exchange	(0.5)%	(0.7)%	(0.1)%	0.1%	0.1%
Amortization of other acquired intangible assets	(0.5)%	(0.3)%	—%	—%	—%
Other purchase accounting adjustments, net	(2.2)%	(2.0)%	—%	—%	—%
Acquisition-related expenses and other non-operating items	(0.6)%	(1.8)%	(0.1)%	(0.7)%	—%
Income tax (provision) benefit on reconciling income (expense) items (4)	0.7%	0.9%	0.1%	0.1%	—%
Impact of reconciling income (expense) items	(3.1)%	(3.9)%	(0.1)%	(0.5)%	0.1%
Adjusted net operating return on equity	12.9%	14.7%	13.6%	13.9%	13.5%

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Calculated by dividing annualized net income from continuing operations by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(3)
Annualized, as a percentage of average stockholders’ equity.
(4)
Calculated using the company’s statutory tax rates of 21% for U.S. based adjustments and 25% for U.K. based adjustments.

See Exhibit F for additional information on our non-GAAP financial measures.

Radian Group Inc. and Subsidiaries

Mortgage Supplemental Information - New Insurance Written

Exhibit H

	2026		2025
($ in millions)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
NIW	$16,331	$13,490	$15,850	$15,497	$14,330
NIW by premium type
Direct monthly and other recurring premiums	97.7%	97.7%	97.2%	96.4%	96.4%
Direct single premiums	2.3%	2.3%	2.8%	3.6%	3.6%
NIW for purchases	90.4%	78.6%	85.2%	94.8%	94.6%
NIW for refinances	9.6%	21.4%	14.8%	5.2%	5.4%
NIW by FICO score (1)
>=740	67.8%	66.7%	65.5%	63.5%	68.2%
680-739	26.5%	28.4%	29.7%	31.8%	27.0%
620-679	5.5%	4.6%	4.8%	4.7%	4.8%
<=619	0.2%	0.3%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (1)
95.01% and above	16.9%	17.2%	17.3%	16.3%	16.7%
90.01% to 95.00%	45.1%	44.1%	44.0%	46.5%	44.0%
85.01% to 90.00%	30.2%	29.9%	29.9%	29.2%	30.1%
85.00% and below	7.8%	8.8%	8.8%	8.0%	9.2%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2026		2025
($ in millions)	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Primary IIF	$284,035	$281,718	$282,519	$280,559	$276,745
Primary RIF (1)	$75,397	$74,651	$74,704	$74,039	$72,820
Primary RIF by premium type
Direct monthly and other recurring premiums	91.6%	91.2%	91.0%	90.7%	90.3%
Direct single premiums	8.4%	8.8%	9.0%	9.3%	9.7%
Primary RIF by FICO score (2)
>=740	61.0%	60.7%	60.7%	60.7%	60.6%
680-739	32.2%	32.4%	32.4%	32.3%	32.2%
620-679	6.6%	6.7%	6.7%	6.8%	6.9%
<=619	0.2%	0.2%	0.2%	0.2%	0.3%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	21.2%	21.0%	20.7%	20.4%	20.2%
90.01% to 95.00%	49.1%	48.9%	48.6%	48.3%	48.0%
85.01% to 90.00%	25.6%	26.0%	26.4%	26.8%	27.1%
85.00% and below	4.1%	4.1%	4.3%	4.5%	4.7%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	81.6%	82.4%	83.6%	83.8%	83.8%
Persistency Rate (quarterly, annualized) (3)	81.6%	81.3%	81.6%	84.2%	83.8%

(1)
RIF is presented on a gross basis and includes the amount ceded under reinsurance.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

Radian Group Inc. and Subsidiaries

Supplemental Data - Inigo’s Unaudited Results of Operations (Pre-Acquisition)

Exhibit J

The following tables present Inigo’s unaudited results of operations for periods prior to the acquisition date. The amounts presented for the first quarter of 2026 include one month of pre-acquisition activity and results from the Closing Date through March 31, 2026. Pre-acquisition January 2026 results were previously reported in Exhibit J to the company’s first quarter 2026 earnings release, and post-acquisition first quarter 2026 results are presented in Exhibit E. The amounts are presented on a basis consistent with how the company now reports results for its Specialty segment.

Specialty

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Net premiums written (1)	$277,888	$285,570	$254,676	$372,873	$308,827
(Increase) decrease in unearned premiums	(18,345)	19,424	68,044	(128,602)	(69,923)
Net premiums earned	259,543	304,994	322,720	244,271	238,904
Net investment income	24,999	24,516	22,399	20,980	19,580
Other income	1,760	2,429	1,694	2,095	994
Total	286,302	331,939	346,813	267,346	259,478
Provision for losses	141,500	175,991	110,493	82,751	182,495
Amortization of deferred policy acquisition costs	49,196	56,785	60,410	42,975	41,771
Other operating expenses	38,464	45,213	36,579	34,777	30,654
Interest expense	3,493	4,772	3,328	3,293	3,256
Total	232,653	282,761	210,810	163,796	258,176
Adjusted pretax operating income	$53,649	$49,178	$136,003	$103,550	$1,302

(1)
Gross premiums written for the periods presented were as follows:

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Gross premiums written	$416,264	$314,619	$284,522	$498,403	$425,126

	2026	2025
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Loss Ratio (1)
Current period	59.1%	59.3%	43.0%	56.8%	95.7%
Prior period development	(4.6)%	(1.6)%	(8.8)%	(22.9)%	(19.3)%
Total Loss Ratio	54.5%	57.7%	34.2%	33.9%	76.4%
Expense Ratio (2)	33.8%	33.4%	30.1%	31.8%	30.3%
Combined Ratio (3)	88.3%	91.1%	64.3%	65.7%	106.7%

(1)
Calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
Calculated as operating expenses (which consist of amortization of deferred policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.
(3)
Calculated as the sum of Loss Ratio and Expense Ratio. For the year ended December 31, 2025, Inigo’s Combined Ratio was 81.1%.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time, and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

▪
general economic and market conditions, including: changes resulting from inflationary pressures, the interest rate environment and the risk of recession and higher unemployment rates; other macroeconomic stresses and uncertainties; political and geopolitical events, instability and conflict, including the current hostilities in the Middle East; supply chain disruptions; civil disturbances; endemics/pandemics; and extreme weather events and other natural disasters that may adversely affect economic conditions and the markets in which we do business;
▪
the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market and the credit performance of our insured mortgage portfolio, as well as our business prospects;
▪
our ability to successfully implement our business strategy through varying market and economic cycles, including the softening premium rate environment that our Specialty segment is currently experiencing in certain insurance and reinsurance lines;
▪
risks associated with investments to diversify and grow our business, including our acquisition of Inigo, or the pursuit of new lines of business or development of new products and services, and additional financial risks related to these investments, including required changes in our investment, financing and hedging strategies, and risks associated with our use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets;
▪
our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE, Lloyd’s and/or regulatory approvals and licenses that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
▪
Radian Guaranty’s ability to remain an approved insurer to the GSEs, including the ability to comply with the PMIERs;
▪
changes in the current housing finance system in the United States, including the roles and areas of primary focus of the FHA, the U.S. Department of Veterans Affairs (“VA”), the GSEs and private mortgage insurers in this system;
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risks related to the quality of third-party mortgage underwriting and mortgage loan servicing, including the timeliness and accuracy of servicer reporting;
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a decrease in the Persistency Rate of our mortgage insurance on insurance policies where premiums are paid on a monthly installment basis;
▪
the possibility that for our Mortgage segment we may fail to accurately calculate or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
▪
risks associated with our post-acquisition integration of Inigo and the operation of our Specialty business, including: the possibility that the anticipated benefits and impacts of the acquisition are not realized when expected, or at all; risks related to the volatility and uncertainty of expected future performance and results in our Specialty segment; and risks associated with Radian’s ability to successfully execute on its strategic evolution to become a global multi-line specialty insurer, such as risks associated with entering new markets and lines of business and our ability to manage international operations;
▪
risks associated with the sale of our Title business, including: the ability to complete the transaction, on the anticipated timeline or at all; risks and uncertainties related to securing third-party approvals, consents and regulatory approval; and the risk that certain post-closing activities may divert management’s attention from our ongoing business operations;
▪
claims for natural catastrophic events or severe economic events in our Specialty segment that could cause large losses and substantial volatility in our results of operations;
▪
our ability to maintain an adequate level of capital in our subsidiaries, including for our insurance subsidiaries, to satisfy current and future requirements of regulators, the GSEs and Lloyd’s;
▪
our ability to successfully execute and implement our capital plans, including loss limitation and risk distribution strategies through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our ongoing liquidity needs;
▪
the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control and, in the case of Radian Guaranty, will require prior approval from the Pennsylvania Insurance Department for a period of at least three years and possibly up to five years in connection with the funding for the Inigo acquisition;
▪
the ability of our U.S. principal operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our U.S. insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators;
▪
changes in the charters or business practices of, or rules or regulations imposed by or applicable to: (i) in the case of our Mortgage segment, the GSEs or loans purchased by the GSEs and (ii) in the case of our Specialty segment, Lloyd’s;
▪
government actions and the adoption of (or failure to adopt) new laws, regulations and executive orders, changes in existing laws, regulations and executive orders, or the way they are interpreted or applied, and adoption of laws, regulations or executive orders that conflict among jurisdictions in which we operate;
▪
legal and regulatory claims, assertions, actions, reviews, audits, inquiries or investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
▪
changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
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competition, including increased competition, on the basis of pricing, capacity (including, with respect to our Specialty segment, alternative sources of capital from both traditional markets and alternative capital, including catastrophe bonds), coverage terms or other factors and, specifically with respect to our Mortgage segment, competition from current and potential new mortgage insurers, the FHA and the VA and from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
▪
the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves;
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the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to the increase in the number and sophistication of attempted cyber-attacks or cyber-intrusions such as malware, unauthorized access, ransomware and, more recently, the ability of cyber threat actors (including the AI itself acting autonomously) to use AI tools to find and exploit vulnerabilities;
▪
volatility in our financial results caused by changes in the fair value of our assets carried at fair value;
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changes in U.S. GAAP or SAP rules and guidance, or their interpretation;
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the amount and timing of potential payments or adjustments associated with tax examinations; and
▪
our ability to attract, develop and retain key employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and to subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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